ALKAME HOLDINGS INC.

CONVERTIBLE DEBENTURE

$45,000.00	August 11,2014

THIS DEBENTURE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AS TO THIS DEBENTURE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FOR VALUE RECEIVED, the undersigned, Alkame Holdings, Inc, a Nevada corporation (the "Company"), hereby promises to pay to Macallan Partners, LLC (the "Lender"), or its registered assigns, the principal sum of FORTY FIVE THOUSAND DOLLARS ($45,000.00) together with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) on the unpaid principal balance of this Debenture from the date of this Debenture until paid, at the rate of twelve percent (12%) per annum.

1. PAYMENT.

(a)  Payments of the principal of and interest on this Debenture shall be made in lawful money of the United States of America at the current address of the registered holder of this Debenture as recorded in the Company's books.

(b)   Interest accruing on the outstanding principal balance of this Debenture during the term of this Debenture shall be paid at the Final Maturity, which shall be January 31, 2015. Upon the occurrence of any Event of Default (as such term is defined hereinafter) and acceleration of the indebtedness hereunder, or after the Expiration Date (including without limitation any time from and after the entry of a judgment for sums due), any unpaid principal of this Indenture shall bear interest at the rate of eighteen percent (18%) per annum until paid. There shall be a 10 day grace period for payments to be made hereunder (but interest shall be computed to the actual date of payment).

(c)   The outstanding principal balance of this Debenture, together with all accrued but unpaid interest thereon, may be prepaid, at the Company's option at any time prior to the Expiration Date, provided that the Company shall give written notice of any such prepayment to the registered holder of this Debenture no later than ten (10) days prior to the date filed for prepayment (the "Prepayment Date"). Upon the Prepayment Date the Company shall pay a prepayment penalty on the outstanding principal balance plus all accrued and unpaid interest thereon and any applicable fees and expenses, (the "Prepayment Penalty"). Upon the Prepayment Date the Company shall pay a prepayment penalty based upon the following schedule: If prepayment is made within 60 days from the date of this debenture then 125% of the outstanding principal balance plus all accrued and unpaid interest thereon, if prepayment is made between 61-120 days from the date of this debenture then 135% of the outstanding principal balance plus all accrued and unpaid interest thereon, if prepayment is made between 121-180 days from the date of this debenture then 150% of the outstanding principal balance plus all accrued and unpaid interest thereon, (the "Prepayment"). No prepayment shall be permitted after 180 days from the date of this debenture.

2.                                          REGISTRATION AND TRANSFER.

(a)  The Company shall maintain at its principal executive offices a register for this Debenture, in which the Company shall record the name and address of the person in whose name this Debenture has been issued and the name and address of each transferee and prior owner thereof. The Company may deem and treat the person in whose name this Debenture is so registered as the holder and owner thereof for all purposes and all notices hereunder to the registered holder may be to the address indicated on such register.

(b) This Debenture may be transferred only by the surrendering thereof for registration of transfer duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder. The Company may condition its registration of such transfer upon (a) the opinion of counsel reasonably acceptable to the Company that the transfer of this Debenture does not violate the Act or any state securities or blue sky laws, and (b) the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

3.                                          COMMON STOCK. CONVERSION RIGHTS AND SHARE RESERVATION RIGHTS.

(a) The Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) under any convertible balance due by the Company, into fully paid and non-assessable shares of common stock of the Company as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion price is equal to 50% of the lowest traded price during the 20 days prior to the election to convert. If conversion shares are not deliverable by DWAC then an additional 5% discount will apply to the conversion price. If the shares are ineligible for deposit into the DTC system for any reason and only eligible for "X clearing" then an additional 10% discount will apply to the conversion price. Notice of Lender's conversion may be delivered to Borrower by method of Lender's choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to Lender regarding calculations in the conversion notice within 24 hours of delivery of the conversion notice, the Company shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such conversion notice and waived any objection thereto. The Company shall deliver the shares from any conversion to Lender (in any name directed by Lender) within 2 (two) business days of conversion notice delivery. At no time will the lender convert any amount of the debenture into common stock that would result in the lender owning more than 4.99% of the company's common stock outstanding.

(a) The Borrower shall irrevocably place 12,000,000 shares of the Company's common stock on reserve with the Company's Transfer Agent to ensure that there are sufficient shares available for the conversion of this Debenture. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, a number of shares of Common Stock equal to, at minimum, 4 times (4x) the value of the outstanding principal and interest of the note as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the "Required Reserve Amount").

(b)  Insufficient Authorized Shares. If, notwithstanding Section 3(b), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure '). then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than twenty (20) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(c) In the event that the outstanding shares of the common stock subject to the conversion are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, re-classification, stock split, stock dividend or combination of shares, the Company shall make an appropriate and equitable adjustment in the number and kind of shares as to which the conversion shall be applicable, to the end that after such event the Lender's proportionate interest is preserved after the occurrence of such event.

(d)  If Borrower fails to deliver shares in accordance with the timeframe stated this Section; the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Company (under Lender's and Borrower's expectations that any returned conversion amounts will tack back to the original date of this Debenture). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of this Debenture (under Lender's and Borrower's expectations that any penalty amounts will tack back to the original date of this Debenture).

4. ADJUSTMENT FOR CAPITAL CHANGES; MERGER OR CONSOLIDATION; NON-DILUTION PROVISIONS.

(a) In the event of a stock dividend, stock split, recapitalization, combination, subdivision or other similar corporate change with respect to the capital stock of the Company, the Board of Directors of the Company shall make an appropriate and proportional adjustment in the aggregate number of shares of Common Stock into which this Debenture is convertible and/or the Conversion Price per share of Common Stock.

(b)  If any merger or consolidation of the Company or the sale of all or substantially all of its assets shall occur, then, as a condition to such merger, consolidation or sale, lawful and adequate provision shall be made whereby the registered holder of this Debenture shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein (including without limitation payment of the applicable Conversion Price) and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon conversion of this Debenture, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such shares of Common Stock immediately theretofore receivable by such holder had such merger or consolidation not taken place. The Company shall not effect any such consolidation or merger, unless prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger shall assume, by written instrument executed and delivered to the holder, the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to receive.

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(c)   he Conversion Price shall be subject to automatic adjustment from time to time as follows:

(1) If the Company shall at any time or from time to time hereafter issue (an "Issuance") any Common Stock, options or other securities of the Company convertible into or exchangeable for Common Stock without consideration or for a consideration per share less than the Conversion Price then in effect for this Debenture immediately prior to such issuance, the Conversion Price shall forthwith be adjusted to a price equal to:

(i) an amount equal to the sum of:

(A) (i) The total number of shares of Common Stock outstanding immediately prior to such Issuance, plus the maximum amount of all additional Common Stock issuable upon conversion of this Debenture, multiplied by (ii) the Conversion Price in effect immediately prior to such Issuance, and

(B) the aggregate consideration received or receivable by the Company on account of the Issuance, divided by

(ii) the total number of shares of Common Stock outstanding immediately after the Issuance (including for such purpose the maximum amount of additional Common Stock issuable upon conversion of this Debenture plus the maximum amount of Common Stock issued or issuable pursuant to the Issuance).

For purposes of the above calculations, the number of shares of Common Stock outstanding immediately prior to the Issuance shall not include any additional Common Stock issuable solely as a result of the adjustment of the Conversion Price resulting from the application of the foregoing provisions.

(2) For the purposes of any adjustment of the Conversion Price as set forth above:

(i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof, as determined in good faith by the Board of Directors.

(d)   In the event of the occurrence of any event or transaction not specifically provided for herein that would equitably require an adjustment to the Conversion Price to remain consistent with the anti-dilution intent and purpose of this Article, then the Board of Directors of the Company shall make such adjustment to the Conversion Price as they shall deem reasonable and consistent with the intentions and purposes of this Article.

(e)  Upon any adjustment of the Conversion Price, the Company shall give written notice to the registered holder of this Debenture, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(f)  The Company will at all times reserve and keep available out of its authorized Common Stock, for the purpose of issuance upon conversion of this Debenture as herein provided, the maximum number of shares of Common Stock as shall then be issuable upon the exercise of the conversion privileges set forth herein. The Company covenants that all shares which shall be so issuable shall, upon the conversion of this Debenture as herein provided, be duly and validly issued and fully paid and nonassessable by the Company.

5. EVENTS OF DEFAULT.

(a) If one or more of the following events of default shall occur (an "Event of Default"):

(i)   the Company shall fail to pay any principal under this Debenture when due and payable (or payable by conversion) thereunder; or

(ii)  the Company shall fail to pay any interest or any other amount under this Debenture when due and payable (or payable by conversion) thereunder; or

(iii)  a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or

(iv) the Company shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or

(v)   the Company shall make a general assignment for the benefit of creditors; or

(vi)  the Company shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or

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(vii)  an involuntary insolvency proceeding shall be commenced or filed against the Company; or

(viii)  the Company shall lose its status as "DTC Eligible" or the Company's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the shares of the Company no longer allow for DWAC transfer for the shares; or

(ix)   the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC, (x) the company shall fail to maintain sufficient common shares authorized and available to satisfy the lender's conversions for as long as this debenture remains unpaid in whole or in part. then during the continuance of any such Event of Default, the registered holder of this Debenture may declare by written notice all the then unpaid principal amount of this Debenture to be due and payable as if a Prepayment Penalty was to be enforced, upon which the same shall forthwith become due and payable, together with the interest accrued thereon, without presentation, demand, protest or notice of dishonor, all of which the Company hereby waives. In the event of any default, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof shall be accelerated and shall become, at the Lender's election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP (volume weighted average price) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of this Debenture, plus 100% of the accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the acceleration of this Debenture, a default interest rate shall be applicable to all borrowings. The default interest rate shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the note until such time, if any, as the Lender receives full payment pursuant to this Section 10. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

(b) Should the indebtedness represented by this Debenture or any part thereof be collected in any proceeding or placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

6. MISCELLANEOUS.

(a) If the date of any payment required by this Debenture be Saturday, Sunday or a bank holiday, such payment shall be payable on the first business day following such date.

(b) The Company hereby expressly waives presentment, demand, protest or any other notice whatsoever.

(c)  Borrower shall have the right to enter into secured or unsecured borrowings from commercial banks and comparable commercial credit institutions for the purpose of financing inventory and fixed assets, upon approval of the Board of Directors of the Company ("Permitted Borrowings"). Permitted Borrowings shall not require the prior approval of the Lender. All other borrowings by the Company shall be subject to the prior written approval of the Lender.

(d) This Debenture shall be binding upon and shall inure to the benefit of the parties hereto, their successors, heirs and assigns.

(e) The invalidity or partial invalidity of any provision of this Debenture shall affect only such provision or part thereof and the balance of this Debenture shall remain in effect.

(f)  It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

7. CHOICE OF LAW & VENUE

(a) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York. The parties hereby consent to personal jurisdiction and venue in New York.

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed, sealed and delivered on the date first above written

Alkame Holdings, Inc. By: /s/ Authorized Signatory Macallan Partners LLC By: /s/ Authorized Signatory

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